EXHIBIT 99.1

Contact:	FOR RELEASE:
Richard E. Moran Jr.	July 14, 2005
Executive Vice President
and Chief Financial Officer
(310) 481-8483
or
Tyler H. Rose
Senior Vice President
and Treasurer
(310) 481-8484

KILROY REALTY APPOINTS HEIDI ROTH

SENIOR VICE PRESIDENT AND CONTROLLER

LOS ANGELES, July 14, 2005 – Kilroy Realty Corporation (NYSE: KRC) today said that Heidi Roth has been appointed Senior Vice President and Controller, replacing Ann Marie Whitney who is leaving the company after eight years to spend more time with her family, including her three young children. Ms. Roth has been with Kilroy Realty since 1997, where she most recently held the position of Vice President, Internal Reporting and Strategic Planning. Prior to joining KRC, she was a CPA for Ernst & Young in Los Angeles.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. KRC is currently active in office development and redevelopment in Los Angeles and San Diego counties. At March 31, 2005, the company owned 7.6 million rentable square feet of commercial office space and 4.5 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

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